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                                 EXHIBIT 5.1

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                       DE MARTINO FINKELSTEIN ROSEN VIRGA
             A PARTNERSHIP CONSISTING OF PROFESSIONAL CORPORATIONS
                         1818 N STREET, N.W., SUITE 400
                          WASHINGTON, D.C.  20036-2492
                                     -----

                            TELEPHONE (202) 659-0494
                            TELECOPIER (202) 659-1290

VICTORIA A. BAYLIN*                                        NEW YORK OFFICE
KATHLEEN L. CERVENY                            90 BROAD STREET, SUITE 1700
RALPH V. DE MARTINO                          NEW YORK, NEW YORK 10004-2205
STEVEN R. FINKELSTEIN*                            TELEPHONE (212) 363-2500
KEITH H. PETERSON*                               TELECOPIER (212) 363-2723
JEFFREY S. ROSEN
GERARD A. VIRGA*
*NOT ADMITTED TO DISTRICT OF COLUMBIA BAR

                              September 30, 1996



Board of Directors
Polish Telephones and Microwave Corporation
4635 Southwest Freeway
Suite 800
Houston, Texas  77027

      Re:    Registration Statement on Form S-8
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Gentlemen:

  We have as acted as securities counsel to Polish Telephones and Microwave Corporation, a Texas corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the"Securities Act"), relating to the issuance by the Company of (i) up to 80,000 shares of common stock, par value $.001 per share (the "Common Stock"),
(ii) options (the "Options") to purchase up to 100,000 shares (the "Shares") of Common Stock, and (iii) the Common Stock issuable upon exercise of the Options to Richard H. Langley, Jr. (the "Consultant") pursuant to the terms of a consulting agreement, dated as of May 6, 1996 as amended September 17, 1996 by and among the Company, Langley Financial Group, Inc. and the Consultant (the "Consulting Agreement").

  We have examined the Articles of Incorporation and Bylaws of the Company, the minutes of various meetings and consents of the Board of Directors of the Company, the Registration Statement, the Consulting Agreement, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to

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Board of Directors
Polish Telephones and Microwave Corporation
September 30, 1996
Page 2

originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others. We are not herein passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements or other provisions contained in any of the foregoing materials.

  In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws, the laws of the District of Columbia. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the District of Columbia, however, we express no opinion as to the extent to which the laws of the District of Columbia or such other jurisdiction may apply.

  Based upon the foregoing, we are of the opinion that the 80,000 Shares of Common Stock and the Options issuable to the Consultant pursuant to the terms of the Consulting Agreement have been duly authorized and, with respect to the Common Stock, reserved for issuance and, when issued in accordance with the terms of the Consulting Agreement will be duly authorized, validly issued, fully paid and nonassessable. In addition, we are of the opinion that the 100,000 shares of Common Stock issuable to the Consultant upon exercise of the Options have been duly authorized and when such shares of Common Stock are paid for and issued in accordance with the terms of the Options such shares will be duly authorized, fully paid and nonassessable.

  We hereby consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                    DE MARTINO FINKELSTEIN ROSEN & VIRGA



                                    By:/s/ Kathleen L. Cerveny
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                                         Kathleen L. Cerveny, a Principal